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As filed with the Securities and Exchange Commission on October 19, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation or organization)

34-0150020
(I.R.S. Employer Identification No.)

c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Leila L. Vespoli, Esq.
Senior Vice President and General Counsel
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lucas F. Torres, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, NY 10022-2524 (212) 872-1000 Fax (212) 872-1002	Douglas E. Davidson, Esq. Thelen Reid & Priest LLP 875 Third Avenue New York, NY 10022 (212) 603-2000 Fax (212) 603-2001

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Debt Securities	$550,000,000	100%	$550,000,000	$58,850

(1)
Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price.

(2)
Exclusive of accrued interest, if any.

(3)
Calculated in reliance upon Rule 457(o) of the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED OCTOBER 19, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$550,000,000

Debt Securities

        By this prospectus, we may from time to time offer our senior unsecured debt securities in one or more series with the same or different terms.

        This prospectus provides a general description of our debt securities. The specific terms of each series of debt securities will be determined at the time they are sold and will be included in a prospectus supplement. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement that describes those debt securities.

        The address of our principal executive office is 76 South Main Street, Akron, Ohio 44308-1890 and our telephone number is (800) 736-3402.

        See "Risk Factors" in the prospectus supplement or appearing in the documents incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2006

RISK FACTORS

        Investing in our debt securities involves risks. We will include a description of the material risks relating to an investment in our debt securities in the prospectus supplement relating to a specific issue of debt securities. Before buying any debt securities, you should carefully consider the risks and other information we include under the heading "Risk Factors" in the prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2005 and other documents incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may issue, from time to time, up to $550,000,000 of one or more series of our debt securities. Each time we issue a new series of debt securities under the registration statement we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information below under the heading "Where You Can Find More Information."

        For more detailed information about our debt securities, you can read the exhibits to the registration statement. Those exhibits have been filed with the registration statement or incorporated by reference from our other filings with the SEC, as indicated in the registration statement's list of exhibits.

        In this prospectus, unless the context indicates otherwise, the words "CEI," "we," "our," "ours" and "us" refer to The Cleveland Electric Illuminating Company.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include declarations regarding our intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

        The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

  •
  the speed and nature of increased competition and deregulation in the electric utility industry;

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  economic or weather conditions affecting future sales and margins;

  •
  changes in markets for energy services;

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  changing energy and commodity market prices;

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  our ability to continue to collect transition and other charges;

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  maintenance costs being higher than anticipated;

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  legislative and regulatory changes (including revised environmental requirements);

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  the repeal of the Public Utility Holding Company Act of 1935 and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005;

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  adverse regulatory or legal decisions and the outcomes of governmental investigations and oversight;

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  our inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce factors);

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  the anticipated benefits from our voluntary pension plan contributions;

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  our ability to experience growth in the distribution business;

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  our ability to access the public securities and other capital markets and the cost of such capital;

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  the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outages;

  •
  the outcome of future competitive bid processes under the Ohio Rate Stabilization Plan;

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  the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2005, and in this prospectus and the prospectus supplement relating to a specific issue of debt securities, in each case, under the heading "Risk Factors"; and

  •
  other similar factors.

        Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

        We are one of eight wholly-owned electric utility operating subsidiaries of FirstEnergy Corp., or FirstEnergy. We were organized under the laws of the State of Ohio in 1892 and own property and do business as an electric public utility in that state. We engage primarily in the distribution and sale of electric energy to communities in a 1,700 square mile area of northeastern Ohio. The area we serve has a population of approximately 1.9 million.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2005 and the six months ended June 30, 2006 are as follows:

Year Ended December 31:
2001	2.26
2002	1.92
2003	2.53
2004	3.00
2005	3.14
Six Months Ended June 30, 2006	3.87

        The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of income before extraordinary items, fixed charges, capitalized interest, and the provision for income taxes. Fixed charges consist of interest on long-term debt before the reduction for amounts capitalized, subsidiary's preferred stock dividend requirements and an estimate of the interest portion of all rentals charged to income.

USE OF PROCEEDS

        We intend to use the proceeds we receive from issuance of these debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets, and refinancing our existing indebtedness and returning capital to our parent.

DESCRIPTION OF DEBT SECURITIES

        The following summary sets forth the general terms and provisions of the debt securities that we may offer by this prospectus. This summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the provisions of the indenture, dated as of December 1, 2003, between us and The Bank of New York Trust Company, N.A. as successor trustee to JPMorgan Chase Bank, under which the debt securities will be issued, and the Trust Indenture Act of 1939, as amended. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in an accompanying prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a specific issue of debt securities in the applicable prospectus supplement.

General

        We will issue the debt securities offered by this prospectus as one or more series of our senior unsecured debt securities under the indenture. The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to those debt securities.

        There is no requirement under the indenture that future issues of our debt securities be issued exclusively under the indenture. Accordingly, we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities.

        The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or one or more officer's certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the particular series of debt securities offered thereby:

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  title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

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  the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

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  the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for payments of interest;

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  the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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  any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

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  the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

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  whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

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  any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

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  any collateral security, assurance or guarantee for the debt securities; and

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  any other specific terms applicable to the debt securities.

        Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and multiples of $1,000.

        Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

        If applicable, the prospectus supplement relating to an issue of debt securities will describe any special United States federal income tax considerations relevant to those debt securities.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable.

Redemption

        We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate.

        Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued and unpaid interest to the redemption date once you surrender the debt security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

        We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. In this circumstance, if the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

Registration, Transfer and Exchange

        The debt securities will be issued without interest coupons unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement.

        Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture.

        In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part.

Certain Covenants

  Limitation on Liens

        The indenture provides that, so long as any debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any of our Operating Property (as defined below), whether owned at the date of the indenture or subsequently acquired, without effectively securing such debt securities (together with, if we so determine, any of our other indebtedness ranking equally with such debt securities) equally and ratably with that Debt (but only so long as that Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or at the time the corporation sells, leases or otherwise disposes of its properties (or those of a division) as or substantially as an entirety to, us;

  (3)
  Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving property which at the time of such purchase, repair, alteration, construction, development or improvement was owned or operated by us;

  (5)
  Liens securing Debt outstanding as of the date of issuance of the debt securities as the first series of debt securities issued under the indenture;

  (6)
  Liens securing Debt which matures less than 12 months from its issuance or incurrence and is not extendible at our option;

  (7)
  Liens on Operating Property which is the subject of a lease agreement designating us as lessee and all of our right, title and interest in such Operating Property and such lease agreement, whether or not such lease agreement is intended as security;

  (8)
  Liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics' and other similar Liens arising in the ordinary course of business, Liens created by or resulting from legal proceedings being contested in good faith, and certain other similar Liens arising in the ordinary course of business;

  (9)
  Liens related to moneys held in trust by the trustee for the benefit of the holders of the debt securities; or

  (10)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (9), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (9), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

        However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (10) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of our Net Tangible Assets and 15% of Capitalization (as those terms are defined below), in each case, determined in accordance with generally accepted accounting principles ("GAAP") and as of a date not more than 60 days prior to such issuance, assumption or guarantee of debt. As of June 30, 2006, our Net Tangible Assets were $2.8 billion and our Capitalization was $3.9 billion.

  Limitation on Sale and Lease-Back Transactions

        The indenture provides that so long as any debt securities are outstanding, we may not enter into or permit to exist, any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

        This restriction will not apply if:

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  we would be entitled pursuant to any of the provisions described in clauses (1) to (10) of the first sentence of the second paragraph under "—Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the debt securities;

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  after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the last paragraph under "—Limitation on Liens" above, at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

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  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of debt securities or other of our Debt ranking equally with the debt securities, subject to reduction for debt securities and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

        The term "Capitalization," as used above, means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

        The term "Debt," as used above, means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

        The term "Net Tangible Assets," as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet; (ii) current liabilities; and (iii) appropriate adjustments, if any, related to minority interests. Such amounts shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as a date not more than sixty (60) days prior to the happening of the event for which such determination is being made.

        The term "Operating Property," as used above, means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with GAAP.

        The term "Sale and Lease-Back Transaction," as used above, means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the indenture and involving the exchange of any Operating Property for any property subject to an arrangement first entered into prior to the date of the indenture.

        The term "Value," as used above, means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Consolidation, Merger, Conveyance, Sale or Transfer

        We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

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  the successor is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia;

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  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

  •
  immediately after giving effect to the transactions, no event of default with respect to any series of debt securities and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities shall have occurred and be continuing.

Modification of the Indenture

        Under the indenture or any supplemental indenture, the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

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  change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest thereon or change the method of calculating such rate of interest or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be payable upon a declaration of acceleration of the maturity thereof, or change the currency in which, any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date such payment is due or, in the case of redemption, on or after the date fixed for such redemption;

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  reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the applicable indenture or for waiver by the holders of certain of their rights; or

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  modify certain provisions of the indenture.

        An "original issue discount security" means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

        The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

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  to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

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  to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

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  to add additional events of default;

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  to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, such change, elimination, or addition will become effective with respect to such series only:

  (1)
  when the consent of the holders of debt securities of such series has been obtained in accordance with the indenture; or

  (2)
  when no debt securities of such series remain outstanding under the indenture;

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  to provide collateral security for all of the debt securities;

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  to establish the form or terms of debt securities of any other series as permitted by the indenture;

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  to provide for the authentication and delivery of bearer securities and coupons attached thereto and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of the holders of the debt securities;

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  to evidence and provide for the acceptance of appointment of a successor trustee;

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  to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

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  to change any place where debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served; or

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  to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Events of Default

        An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

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  failure to pay interest on the debt securities of that series for 30 days after payment is due, provided, however, if applicable to that series, that a valid extension of the interest payment period by us as contemplated in the indenture will not constitute a failure to pay interest;

  •
  failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

  •
  failure to perform or breach of any covenant or warranty in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will automatically be deemed to occur if we are diligently pursuing action to correct the default;

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

  •
  any other event of default included in the supplemental indenture, board resolution or officer's certificate for that series of debt securities.

        An event of default regarding a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

        We will be required to file annually with the trustee an officer's certificate as to the absence of default in performance of certain covenants in the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so.

        The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, or if related to certain events of bankruptcy, insolvency, reorganization, arrangement, adjustment, composition or other similar events, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

        At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

  •
  we have paid or deposited with the trustee a sum sufficient to pay:

  (1)
  all overdue interest, if any, on all debt securities of that series,

  (2)
  the principal of and premium, if any, on any debt securities of that series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

  (3)
  all amounts due to the trustee under the indenture; and

  •
  any other event of default with respect to the debt securities of that series other than the nonpayment of principal of the securities of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

        There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

        Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity, against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

        Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction.

Satisfaction and Discharge

        We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we:

  (1)
  irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay any principal, or portion of principal, interest, premium and other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

  (2)
  deliver to the trustee:

  (a)
  a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

  (b)
  if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer's certificate stating our intention that, upon delivery of the officer's certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

  (c)
  an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

        For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

        In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer's certificate and opinion described in clauses (b) and (c) above, the holders of those debt securities will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in "—Limitation on Liens." Our indebtedness in respect of those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented thereby.

        The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent.

Resignation or Removal of Trustee

        The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day.

        The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

        The Bank of New York Trust Company, N.A. is the successor trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

PLAN OF DISTRIBUTION

        We may sell the debt securities being offered by this prospectus in the following ways:

  •
  through negotiation with one or more underwriters;

  •
  through one or more agents or dealers designated from time to time;

  •
  directly to purchasers; or

  •
  through any combination of the above.

        The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. A prospectus supplement or a supplement thereto will describe the method for distribution of the debt securities.

        If we use any underwriters in the sale of the debt securities, we will enter into an underwriting agreement, distribution agreement or similar agreement with the underwriters prior to the time of sale, and the names of the underwriters used in the transaction will be set forth in the prospectus supplement or supplement thereto relating to the sale. If an underwriting agreement is executed, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise indicate in the prospectus supplement, the obligations of any underwriters to purchase particular debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the debt securities offered in the prospectus supplement if any are purchased.

        If any debt securities are sold through agents designated by us from time to time, the prospectus supplement or supplement thereto will name any agent, set forth any commissions payable by us to any agent and the obligations of the agent with respect to the debt securities. Unless otherwise indicated in the prospectus supplement or a supplement thereto, any agent will be acting on a best efforts basis for the period of its appointment.

        If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of sale.

        We may sell the debt securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying debt securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered debt securities to be higher than it would otherwise be in the absence of such transactions.

        In connection with the sale of the debt securities, any purchasers, underwriters or agents may receive compensation from us or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the debt securities may be deemed to be, underwriters within the meaning of the Securities Act. The agreement between us and any purchasers, underwriters or agents will contain reciprocal covenants of indemnity, and will provide for contribution by us in respect of our indemnity obligations, between us and the purchasers, underwriters, or agents against certain liabilities, including liabilities under the Securities Act.

        If we so indicate in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by the types of purchaser specified in the prospectus supplement to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the debt securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the debt securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the debt securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

        Certain legal matters in connection with the validity of the debt securities offered by this prospectus are being passed upon for us by Gary D. Benz, Esq., Associate General Counsel of our parent, FirstEnergy Corp., and by Akin Gump Strauss Hauer & Feld LLP, New York, New York, our special counsel, and for any underwriters, dealers or agents by Thelen Reid & Priest LLP, New York, New York. As of September 29, 2006, Mr. Benz beneficially owned 40,068 shares of common stock of our parent, FirstEnergy, which includes nonqualified options to acquire 31,750 shares (24,650 of which are presently exerciseable), and 2,354 shares of unvested restricted stock units. Thelen Reid & Priest LLP has in the past represented, and continues to represent, FirstEnergy and certain of its affiliates.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of The Cleveland Electric Illuminating Company for the six-month periods ended June 30, 2006 and 2005, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 4, 2006 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  (1)
  our Annual Report on Form 10-K for the year ended December 31, 2005;

  (2)
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

  (3)
  our Current Reports on Form 8-K filed on January 10, 2006 and August 24, 2006; and

  (4)
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from:

The Cleveland Electric Illuminating Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attn: Investor Services
(800) 736-3402

Part II. Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

        The following is a statement of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$58,850
Legal fees and expenses	150,000	*
Blue sky fees and expenses	10,000	*
Accounting fees and expenses	100,000	*
Printing fees and expenses	50,000	*
Rating agencies fees	350,000	*
Trustee's fees and expenses	70,000	*
Miscellaneous	13,000	*

Total	$801,850

*
Estimated

Item 15. Indemnification of Directors and Officers

        Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who, by reason of the fact that he is or has been a director, officer, employee or agent of that corporation, or is or was serving as at the request of that corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding to which he is or may be made a party, if such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interests of the corporation, without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person may be made by: a majority vote of directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote; the majority vote of the corporation's voting shareholders (or without a meeting upon unanimous written consent of such shareholders); or judicial proceeding. If the directors are unable to act in this regard because such quorum is not obtainable or if a quorum of disinterested directors so directs, such determination may be made by written opinion of independent legal counsel other than an attorney who has been retained by or has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination.

        Section 40 of our Amended and Restated Code of Regulations provides that we shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of our Board of Directors or our officer, employee or agent, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We have agreed to indemnify such person against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such person to the full extent to which we are empowered or authorized to indemnify any person under the Ohio General Corporation Law as now in effect or as amended from time to time. We have agreed to pay, to the full extent then permitted by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

        The indemnification and payment of expenses provided by our Amended and Restated Code of Regulations is not exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, our Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of our Board of Directors, or our officer, employee or agent, and shall continue as to a person who has ceased to be a member of our Board of Directors, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators.

        Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated provides that the indemnification thereby permitted shall not be exclusive of any other rights that those seeking indemnification may have, including rights under insurance purchased by the corporation.

        Section 41 of our Amended and Restated Code of Regulations provides that we may, to the full extent then permitted by law and authorized by our Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 40 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which we have a financial interest.

        We maintain and pay the premium on contracts insuring us (with certain exclusions) against any liability to directors and officers they may incur under the above indemnity provisions and insuring each of our directors and officers (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to us.

Item 16. Exhibits

Exhibit No.	Description
1*	Form of Underwriting Agreement.
3(a)**	Amended Articles of Incorporation of The Cleveland Electric Illuminating Company, effective March 30, 1994 (1993 Form 10-K, Exhibit 3a).
3(b)**	Amended and Restated Code of Regulations, effective March 15, 2002 (2001 Form 10-K, Exhibit 3b).
4(a)**	Indenture, dated as of December 1, 2003, between The Cleveland Electric Illuminating Company and JPMorgan Chase Bank, as Trustee (2003 Form 10-K, Exhibit 4-1).
4(b)*	Form of Officer's Certificate for Debt Securities.
5(a)	Opinion of Gary D. Benz, Esq.
5(b)	Opinion of Akin Gump Strauss Hauer & Feld LLP.
12	Statement of computation of ratio of earnings to fixed charges of The Cleveland Electric Illuminating Company.
15	Letter of PricewaterhouseCoopers LLP re: unaudited interim financial information.
23(a)	Consent of Gary D. Benz, Esq. (included in Exhibit 5(a)).
23(b)	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5(b)).
23(c)	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (See Signature Page).

25	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as Trustee under the Indenture.

*
To be filed by amendment.

**
Incorporated by reference herein as indicated.

(b)
Financial Statement Schedules.

        None.

Item 17. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

Provided however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 19th day of October, 2006.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
By	/s/ ANTHONY J. ALEXANDER Anthony J. Alexander President and Director

        Each of the undersigned directors and officers of The Cleveland Electric Illuminating Company, individually as such director and/or officer, hereby makes, constitutes and appoints A.J. Alexander, L.L. Vespoli, D.W. Whitehead and L.F. Torres, and each of them severally, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all corporate capacities, and to file with the Securities and Exchange Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement pursuant to the above undertaking, which amendment may make such other changes in the registration statement as the Registrant deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. ALEXANDER Anthony J. Alexander	President and Director (principal executive officer)	October 19, 2006
/s/ RICHARD H. MARSH Richard H. Marsh	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	October 19, 2006
/s/ HARVEY L. WAGNER Harvey L. Wagner	Vice President and Controller (principal accounting officer)	October 19, 2006
/s/ RICHARD R. GRIGG Richard R. Grigg	Executive Vice President and Chief Operating Officer and Director	October 19, 2006

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
RISK FACTORS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WHERE YOU CAN FIND MORE INFORMATION
Part II. Information Not Required in Prospectus
SIGNATURES